Exhibit 99.2

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
 RILEY EXPLORATION PERMIAN, INC.

Adopted as of February 26, 2021

The Board of Directors (the “Board”) of Riley Exploration Permian, Inc. (the “Company”) has established the Compensation Committee of the Board (the “Committee”) with authority, responsibility and specific duties as described in this Compensation Committee Charter (this “Charter”).

I.	Purposes

The purposes of the Committee are to:

A.	Review and evaluate the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;

B.
Once required, review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s proxy statement for its annual meeting of stockholders (“Proxy Statement”) or Annual Report on Form 10-K, as applicable, and determine whether to recommend to the Board that the CD&A be included in the Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations;

C.
Once required, produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the Company’s Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations; and

D.	Perform such other functions as the Board may assign to the Committee from time to time.

The Committee’s goal is to oversee the development and implementation of compensation plans, policies and programs that are designed to provide a competitive level of compensation to attract and retain talented directors and executives, reward and encourage maximum corporate and individual performance, promote accountability and align director and executives with the interests of the Company’s stockholders.

II.	Membership

Unless otherwise allowed by the applicable rules of the NYSE American, the Committee must consist of not less than three members of the Board. Each member of the Committee must be “independent” as defined by the listing requirements of the NYSE American (the “NYSE American”). In addition, at least two members of the Committee must be “non-employee directors” for the purposes of Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing membership requirements and subject to applicable law, no action of the Committee will be invalid by reason of any such requirement not being met at the time such action is taken.

The members of the Committee and its Chairman will be selected annually by the Board, based on the recommendation of the Nominating & Governance Committee, if any, and will serve at the pleasure of the Board. Any vacancy on the Committee will be filled by, and any member of the Committee may be removed by, an affirmative vote of a majority of the Board. If a Chairman is not designated by the Board or present at a meeting, the Committee may designate a Chairman by majority vote of the Committee members then in office.

III.	Authority and Responsibilities

The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. Without limiting the generality of the preceding statements, the Committee has the authority, and is entrusted with the responsibility, to take the following actions:

A.	Authority

The Committee has the authority to:

1.
Conduct or authorize investigations into any matter within the scope of the responsibilities delegated to the Committee as it deems appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee;

2.
In its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with, and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. Prior to selecting or receiving advice from Committee Advisors, the Committee must consider the factors specified in Rule 10C- 1(b)(4) under the Exchange Act and applicable rules and regulations of the NYSE American. The Company must provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to any Committee Advisor engaged by the Committee and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties; and

3.
Delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. To the extent necessary, the Committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Committee or the Board who are “non-employee directors” for the purposes of Rule 16b-3. However, subcommittees do not have the authority to engage independent legal counsel and other experts and advisors unless expressly granted such authority by the Committee. Each subcommittee will keep minutes and regularly report to the Committee.

B.	Responsibilities

The Committee has the following responsibilities:

Executive Compensation

1.	The Committee will exercise oversight of all matters of executive compensation policy.

2.	Each year, the Committee will:

•
Review, modify (if necessary) and approve the Company’s peer companies, if any, and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements and submit an annual report identifying such peer companies and data sources to the Board;

•
Review, modify (if necessary) and recommend to the Board for approval corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and the Company’s other executive officers other than performance goals;

•	Review, modify (if necessary) and recommend to the Board for approval the Company’s executive compensation program in light of the Company’s goals and objectives relative to executive compensation;

•
Evaluate the performance of the Company’s Chief Executive Officer and, in consultation with the Chief Executive Officer, the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and submit an annual evaluation to the Board; and

•
In consultation with the Chief Executive Officer, set the compensation for the Company’s other executive officers based on this evaluation, including the annual base salary levels; annual cash incentive awards; long-term incentive awards; employment agreements, severance arrangements and change-in-control agreements and provisions; and any special or supplemental benefits. In determining or recommending any element of compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers at comparable companies, the awards historically given to the Chief Executive Officer and other executive officers, and the rules and regulations of, and the public disclosure required by, the Securities and Exchange Commission (“SEC”) and the NYSE American. In determining or recommending the executive officers’ compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“say-on-pay”) required by Section 14A of the Exchange Act.

3.
Once required, the Committee will review and discuss with the Company’s management the CD&A to be included in the Company’s Proxy Statement or Annual Report on Form 10-K, as applicable, and, based on that review, determine whether to recommend to the Board that the CD&A be included in the Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations.

4.
Each year, the Committee will prepare a Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K and publish the report in the Company’s Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations.

5.
The Committee will review and recommend to the Board how frequently the Company should submit to stockholders an advisory vote on executive compensation (“say-on-pay”), once required. This review should take into account the historical results of stockholder advisory votes on the frequency of say-on-pay resolutions at the Company.

6.
Following each stockholder meeting at which say-on-pay resolutions are proposed for a stockholder advisory vote, the Committee will review the results of the advisory vote and consider whether to recommend to the Board any adjustments to the Company’s executive compensation policies and practices.

7.	The Committee will oversee management’s engagement with stockholders and proxy advisory firms on executive compensation matters.

8.
Once required, the Committee will prepare and recommend to the Board for adoption a clawback policy that complies with applicable rules and regulations, including the rules and regulations of the SEC, and the listing standards of the NYSE American.

Incentive and Equity Compensation

9.
As often as it deems necessary and appropriate, the Committee will review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to Board approval.

10.
As often as it deems necessary and appropriate, the Committee will review the Company’s equity compensation plans to determine whether stockholders need be given the opportunity to vote on the plans, as may be required by law, the Company’s Certificate of Incorporation or Bylaws (as amended from time to time), the Company’s Corporate Governance Guidelines and the listing standards of the NYSE American.

Director Compensation

11.
Each year, the Committee will review director compensation and make a recommendation to the Board regarding the form and amount of director compensation. Directors who are employees of the Company may not receive any additional compensation for service on the Board.

Other Powers and Responsibilities

12.
The Committee will review and approve, or review and recommend to the Board for its approval, any transaction in equity securities of the Company, or derivatives of those equity securities, between the Company and any officer or director of the Company who is subject to the reporting and short-swing liability provisions of Section 16 of the Exchange Act.

13.
The Committee will review, as it deems necessary, appropriate matters related to the Company’s compliance with applicable laws and regulations affecting employee and director compensation and benefits, including, but not limited to, Rule 16b-3 and Section 13(k) of the Exchange Act.

14.
If the Committee engages a Committee Advisor, then the Committee is directly responsible for the appointment, compensation and oversight of that Committee Advisor. Prior to any such engagement, the Committee will analyze the relationships that the Committee Advisor has with members of the Committee as well as management and the Company as a whole. This analysis will include the specific factors identified by the  SEC and NYSE American as well as any other factors that affect the independence of compensation advisors.

15.	The Committee will receive and review periodic reports on the Company’s compensation plans, policies and programs as they affect all employees.

16.	The Committee will oversee the assessment of risks related to the Company’s compensation policies and programs.

IV.	Procedures

A.
Meetings. The Committee will meet at the call of its Chairman, two or more members of the Committee or the Chairman of the Board. The Committee will meet as frequently as circumstances dictate. Meetings of the Committee may be in person, by conference call or video or by unanimous written consent, in accordance with the Company’s Bylaws. Meetings of the Committee will be held at such time and place, and upon such notice, as its Chairman may from time to time determine. The Committee will keep such records of its meetings as it deems appropriate.

Meetings may, at the discretion of the Committee, include other directors, members of the Company’s management, independent advisors and consultants or any other persons whose presence the Committee believes to be necessary or appropriate. Those in attendance may observe meetings of the Committee, but may not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event are not entitled to vote. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any director who is not a member of the Committee. The Company’s Chief Executive Officer cannot be present during any voting or deliberations by the Committee on his compensation.

B.
Quorum and Approval. A majority of the Committee’s members will constitute a quorum. The Committee will act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

C.
Rules. The Committee may determine additional rules and procedures, including designation of a Chair pro tempore in the absence of its Chairman and designation of a secretary of the Committee at any meeting thereof.

D.
Reports. The Committee will maintain minutes of its meetings and make regular oral or written reports to the Board, directly or through its Chairman, of its actions and any recommendations to the Board.

E.	Review of Charter. Each year, the Committee will review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

F.	Performance Review. Each year, the Committee will review and evaluate its own performance and submit itself to a review and evaluation by the Board.

G.
Fees; Reimbursement of Expenses. Each member of the Committee as well as the Chairman will be paid the fee set by the Board for his or her services as a member, or Chairman, as the case may be, of the Committee. Subject to the Company’s Corporate Governance Guidelines and other policies, Committee members, including the Chairman, will be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as Committee members or as Chairman.

V.	Posting Requirement

The Company will make this Charter available on or through the Company’s website as required by applicable rules and regulations. In addition, the Company will disclose in its Proxy Statement or in its Annual Report on Form 10-K, as applicable, that a copy of this Charter is available on the Company’s website and provide the website address.

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While the Committee members have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the Committee members, except to the extent otherwise provided under applicable federal or state law. Further, nothing in this Charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by Committee members on reports or other information provided by others.